                                                                     EXHIBIT 4.4



                               ARCH ESCROW CORP.

                               to be merged into

                           ARCH COMMUNICATIONS, INC.

                                      and

                      IBJ WHITEHALL BANK & TRUST COMPANY,
                                    Trustee

                                   INDENTURE

                           Dated as of April 9, 1999

                                  $147,000,000
                           aggregate principal amount


              13 3/4% SENIOR SERIES A and SERIES B NOTES DUE 2008

                Certain Sections of this Indenture relating to
                        Sections 310 through 318 of the
                         Trust Indenture Act of 1939:

  Trust Indenture                             Indenture
    Act Section                                Section

     (S) 310(a)(l)                              609
     (a)(2)                                     609
     (a)(3)                                     Not Applicable
     (A)(4)                                     Not Applicable
     (b)                                        608, 609
     (S) 31l(a)                                 613
     (b)                                        613
     (S) 312(a)                                 701,702(a)
     (b)                                        702(b)
     (c)                                        702(c)
     (S) 313(a)                                 703(a)
     (b)                                        703(a)
     (c)                                        703(a)
     (d)                                        703(b)
     (S) 314(a)                                 1014
     (b)                                        Not Applicable
     (c)(1)                                     102
     (c)(2)                                     102
     (c)(3)                                     Not Applicable
     (d)                                        Not Applicable
     (e)                                        102
     (S) 315(a)                                 601
     (b)                                        602
     (c)                                        601
     (d)                                        601
     (e)                                        514
     (S) 316(a)                                 101
     (a)(l)(A)                                  502, 512
     (a)(1)(B)                                  513
     (a)(2)                                     Not Applicable
     (b)                                        508
     (c)                                        104(c)
     (S) 317(a)(1)                              503
     (a)(2)                                     504
     (b)                                        1003
     (S) 318(a)                                 107
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE, dated as of April 9, 1999, between Arch Escrow Corp. a corporation duly organized and existing under the laws of the State of Delaware (herein called "Arch Escrow"), having its principal office at 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581 and IBJ Whitehall Bank & Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee"), having its principal corporate trust office at One State Street, New York, New York 10004, Attention: Corporate Trust Administration. References herein to the "Company" refer to (x) prior to the Escrow Merger Effective Date (as defined herein), Arch Escrow, and (y) from and after the Escrow Merger Effective Date, Arch (as defined herein).

                            RECITALS OF THE COMPANY

          Arch Escrow has duly authorized the creation of an issue of its 13 3/4% Series A Senior Notes due 2008 (the "Series A Senior Securities") and Arch has duly authorized the creation of an issue of its 13 3/4% Series B Senior Notes due 2008 (the "Series B Senior Securities" and, together with the Series A Senior Securities, the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                             DEFINITIONS AND OTHER
                       PROVISIONS OF GENERAL APPLICATION

 SECTION 1.01   Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles (whether or not such is indicated herein); and

          (4) the words "herein", "hereof " and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          (5) unless otherwise specified, all references in this Indenture to Sections, Articles, Exhibits and Schedules are to Sections of, Articles of and Exhibits and Schedules to this Indenture.

          Certain other terms used elsewhere in this Indenture are defined where used in this Indenture.

          "9 1/2% Notes" means the 9 1/2% Senior Notes due 2004 issued by Arch under its prior name of USA Mobile Communications, Inc. II.

          "12 3/4% Notes" means the means the 12 3/4% Senior Notes due 2007 issued by Arch.

          "12 3/4% Notes Indenture" means the indenture relating to the 12 3/4% Notes.

          "14% Notes" means the 14% Senior Notes due 2004 issued by Arch under its prior name of USA Mobile Communications, Inc. II.

          "Acquired Debt" means Debt of a Person (a) existing at the time such Person is merged with or into Arch or becomes a Subsidiary, (b) assumed in connection with the acquisition of assets from such Person or (c) secured by a Lien encumbering assets acquired from such Person.

          "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "API" means Arch Paging, Inc., a Delaware corporation.

          "Applicable Premium" means, with respect to the Securities at any Special Purchase Date, the greater of (i) 1% of the then outstanding principal amount of such Security, and (ii) the excess of (A) the present value at such time of (1) the optional redemption price of such Security at April 15, 2004 (as described in Section 11.01 of this Indenture), plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Security through April 15, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Security.

          "Arch" means Arch Communications, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Arch" shall mean such successor Person.

          "Arch Escrow" means Arch Escrow Corp., a Delaware corporation, not including Arch or any other successors thereof.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, to any Person of: (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business; or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties or assets (i) that is governed by the provisions of this Indenture contained in Section 8.01, (ii) between or among the Company and its Restricted Subsidiaries, (iii) constituting an Investment in a telecommunications business, if permitted under Section 10.09, (iv) representing obsolete or permanently retired equipment and facilities or (v) the gross proceeds of which (exclusive of indemnities) do not exceed $1.0 million for any particular item or $2.0 million in the aggregate for any fiscal year of Arch or (y) the Escrow Merger.

          "Attributable Value" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease, or, if not known, at Arch's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the lesser of (i) the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or (ii) until any date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty); provided that on the date of determination it is the lessee's intention to terminate such lease on such date, after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

          "Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "Bank Credit Facilities" means one or more credit or loan agreements or facilities (which may include revolving credit facilities or working capital facilities or term loans), whether now existing or created after the date of this Indenture, with a bank or other financial institution or group of banks or other financial institutions, as such agreements or facilities may be amended (including any amendments and restatements thereof), modified, supplemented, increased, restated or replaced from time to time, and includes without limitation (i) the Second Amended and Restated Credit Agreement (Tranche A and Tranche C Facilities), dated as of June 29, 1998, among API, the lenders and agents party thereto, and The Bank of New York, as administrative agent, together with all such Loan Documents under and as defined therein, as amended as of September 14, 1998, December 8, 1998 and February 22, 1999, and as each such agreement and document may be amended, restated, supplemented, refinanced, increased or otherwise modified from time to time and (ii) the Second Amended and Restated Credit Agreement (Tranche B Facility), dated as of June 29, 1998, among API, the lenders and agents party thereto, and The Bank of New York, as administrative agent, together with all such Loan Documents under and as defined therein, as amended as of September 14, 1998 and February 22, 1999, and as each such agreement and document may be amended, restated, supplemented, refinanced, increased or otherwise modified from time to time.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been, duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" means, with respect to any Person, an obligation Incurred in the ordinary course of business under or in connection with any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease.

          "Capital Stock" of any Person means any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's equity interest (however designated) and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

          "Cash Equivalents" means securities issued or directly and fully guaranteed by the United Stated of America or any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case, maturing within 30 days of the date of acquisition thereof, but in any case no later than July 15, 1999.

          "Change of Control" has the meaning specified in Section 10.15.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of Arch and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than Arch or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which Arch or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Arch or any Restricted Subsidiary in cash dividends or distributions by such Person during such period, and (d) the net income (or loss) of any Person combined with Arch or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination.

          "Consolidated Cash Flow" means for any period Consolidated Adjusted Net Income for such period increased, without duplication, by (i) Consolidated Interest Expense for such period, plus (ii) Consolidated Income Tax Expense for such period, plus (iii) Consolidated Non-Cash Charges for such period.

          "Consolidated Cash Flow Ratio" means, at any date, the ratio of (a) the aggregate principal amount of Debt of Arch and its Restricted Subsidiaries on a consolidated basis outstanding as of such date to (b) Consolidated Cash Flow for the most recently ended full fiscal quarter multiplied by four.

          "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of Arch and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of Arch and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount,
(ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, (v) the interest component of Capital Lease Obligations of Arch and its Restricted Subsidiaries, and (vi) the portion of any rental obligation of Arch and its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable during such period to interest expense (determined as if it were treated as a Capital Lease Obligation) plus (b) all interest on any Debt of any other Person guaranteed and paid by Arch or any of its Restricted Subsidiaries; provided, however, that Consolidated Interest Expense will not include any gain or loss from extinguishment of debt, including write-off of debt issuance costs.

          "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of Arch and its Restricted Subsidiaries reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

          "Corporate Trust Office" mean the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is One State Street, New York, New York 10004.

          "corporation" means a corporation, association, limited liability company, joint-stock company or business trust.

          "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services,
(e) the Attributable Value of every Capital Lease Obligation and Sale and Leaseback Transaction of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends and (g) every obligation of the type referred to in clauses (a) through (f) of another Person and dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Debt for purposes of this definition. The amount outstanding at any time of any Debt issued with original issue discount is the aggregate principal amount of such Debt, less the remaining unamortized portion of the original issue discount of such Debt at such time, as determined in accordance with GAAP.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 3.06.

          "Definitive Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

          "Depositary" means with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.02 hereof as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions (other than solely by virtue of such person's ownership of Capital Stock or other securities of the Company).

          "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable at the option of the holder thereof or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable at the option of the holder thereof for debt securities at any time prior to such final Stated Maturity.

          "Eligible Institution" means the Trustee or any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000.

          "Equity Offering" means an offering of equity securities of Arch or Parent for cash to Persons other than Arch or Subsidiaries of Arch.

          "Escrow Merger" means the merger of Arch Escrow with and into Arch pursuant to the Escrow Merger Agreement.

          "Escrow Merger Agreement" means the Agreement and Plan of Merger, between Arch and Arch Escrow, dated as of April 8, 1999, as in effect on the date hereof.

          "Escrow Merger Effective Date" means the effective date of the merger of Arch Escrow with and into Arch pursuant to the Escrow Merger Agreement.

          "Event of Default" has the meaning specified in Section 5.01.

          "Excess Proceeds" has the meaning specified in Section 10.12.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of this Indenture.

          "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Security attached hereto as Exhibit A.

          "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

          "Guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the obligation to reimburse amounts drawn down under letters of credit securing such obligations.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "IAI" means an institutional "accredited investor" as defined in Rule 501(A)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Incur" means, with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Debt.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures entered into pursuant to applicable provisions hereof.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Investment" means, (a) directly or indirectly, any advance, loan or capital contribution to, the purchase of any stock, bonds, notes, debentures or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, or the Guarantee of any obligation of, any Person or making of any investment in any Person, (b) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (c) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties in the ordinary course of business. Investments will not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 8 of the Registration Rights Agreement.

          "Mandatory Redemption Date" means (a) July 15, 1999 if the MobileMedia Transactions and the Escrow Merger have not been consummated on or prior to June 30, 1999 (the "Deadline Date"), or (b) the tenth day (or if such day is not a Business Day, the first Business Day thereafter) after Parent elects to abandon the MobileMedia Transactions, or the MobileMedia Merger Agreement is terminated, in any case, on or prior to the Deadline Date, for any reason.

          "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption, purchase or otherwise.

          "MobileMedia Merger" means the merger of MobileMedia with and into Farm Team Corp. pursuant to the MobileMedia Merger Agreement.

          "MobileMedia Merger Agreement" means the Agreement and Plan of Merger, dated as of August 8, 1998, as amended, among Parent, Farm Team Corp., MobileMedia Corporation and MobileMedia Communications, Inc. ("MobileMedia").
                                                               -----------

          "MobileMedia Transactions" means the MobileMedia Merger, the Rights Offerings and additional borrowings in connection therewith under the Bank Credit Facilities on terms which conform in all material respects to the descriptions thereof contained in the Offering Memorandum, with such changes, amendments or modifications, the effects of which are not, individually or in the aggregate, adverse to the holders of the Notes.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold by Arch or any Restricted Subsidiary with recourse to Arch or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than Arch or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by Arch or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Note Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at its address appearing in the Security Register on the date of the Offer to Purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, a Business Day and not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for the purchase of Securities at least one but not more than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 10.14, (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall be governed by all the provisions of this definition and the Section of this Indenture pursuant to which the Offer is being made and shall also state:

               (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

               (2) the Expiration Date and the Purchase Date;

               (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

               (4) the purchase price to be paid by the Company for each $1,000 in aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

               (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of Securities tendered must be tendered in an integral multiple of $1,000 in principal amount;

               (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

               (7) that interest and Liquidated Damages, if any, on any Securities not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

               (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that, unless the Company shall Default in payment of the Purchase Price, interest and Liquidated Damages, if any, thereon shall cease to accrue on and after the Purchase Date;

               (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing and bearing appropriate signature guarantees);

               (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of such tender;

               (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase on the Purchase Date all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase on the Purchase Date Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

               (12) that in case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to such Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Securities so tendered.

          "Offering" means the sale of the Series A Senior Securities pursuant to the Purchase Agreement.

          "Offering Memorandum" means the offering memorandum of Arch Escrow, dated April 6, 1999, with respect to the Series A Senior Securities.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to
Section 10.16 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may (unless otherwise required by the Trust Indenture Act) be counsel for the Company and who may rely as to factual matters on an Officers' Certificate, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

               (iii) Securities which have been paid pursuant to Section 3.05 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Parent" means Arch Communications Group, Inc., a Delaware corporation.

          "Parent Discount Notes" means the 10% Senior Discount Notes due 2008 of Parent.

          "Parent Discount Notes Indenture" means the indenture, dated as of March 12, 1996, between Parent and IBJ Whitehall Bank & Trust Company (formerly known as IBJ

Schroder Bank & Trust Company), as trustee, pursuant to which the Parent Discount Notes were issued.

          "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that such Debt is equal in right of payment to such other Debt.

          "Pari Passu Debt" means Debt of Arch which ranks pari passu in right of payment with the Securities.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest and Liquidated Damages, if any, on any Securities on behalf of the Company.

          "Permitted Debt" has the meaning specified in Section 10.08.

          "Permitted Investments" means any of the following:

          (a) Investments in (i) any evidence of Debt consisting of Government Securities with a maturity of 180 days or less; (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Arch and is organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services;

          (b) Investments by Arch or any Restricted Subsidiary in another Person, if as result of such Investment such other Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Arch or a Restricted Subsidiary;

          (c) Investments by Arch or any Restricted Subsidiary in another Person made pursuant to the terms of a definitive merger, stock purchase or similar agreement providing for a business combination transaction between Arch or a Restricted Subsidiary and such Person if, (i) within 365 days of the date of such Investment, such other Person, pursuant to the terms of such agreement, (A) becomes a Restricted Subsidiary or (B) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Arch or a Restricted Subsidiary, or (ii) in the event such agreement is terminated prior to the consummation of the transactions contemplated thereunder, within 365 days of such termination Arch or such Restricted Subsidiary liquidates such Investment.

          (d) Investments by Arch or any of the Restricted Subsidiaries in any one of the other of them;

          (e) Investments in assets owned or used in the ordinary course of business;

          (f) Investments in existence on the date of initial issuance of the Securities; and

          (g) promissory notes received as a result of Asset Sales permitted under Section 10.12 of this Indenture.

          "Permitted Liens" has the meaning specified in Section 10.17.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

          "Public Debt" means any Debt represented by debt securities issued by Arch in connection with a public offering (whether or not underwritten) or a private placement (provided such private placement is underwritten for resale pursuant to Rule 144A, Regulation S or otherwise under the Securities Act) or sold on an agency basis by a broker-dealer or one of its affiliates; it being understood that the term "Public Debt" shall not include any Debt under the Bank Credit Facilities or any other commercial bank borrowings or similar borrowings, recourse transfers of financial assets, capital leases or other types of borrowings incurred in a manner not customarily viewed as a "securities offering".

          "Purchase Agreement" means the Purchase Agreement, dated as of April 6, 1999, by and among Arch, Arch Escrow the other parties named on the signature pages thereof, with respect to the Offering.

          "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

          "Qualified Public Debt" means (i) the 12 3/4% Notes or (ii) any other Public Debt with covenants applicable to Arch and its subsidiaries that correspond to the Parent Limited Covenants and that are no less restrictive on Arch and its subsidiaries than the covenants set forth in the 12 3/4% Notes Indenture, as reasonably determined in good faith by, and evidenced in a resolution of, the boards of directors of Arch and Parent.

          "Qualified Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

          "Qualified Waiver" means either an amendment, waiver, consent or other agreement, or series of related amendments, waivers, consents or other agreements, in respect of the terms of any or all of the covenants under the terms of outstanding Qualified Public Debt that correspond to the Parent Limited Covenants, where the effect of such amendment, waiver, consent or agreement, or series of related amendments, waivers, consents or other agreements, is that any or all of such covenants are less restrictive to Arch and its subsidiaries than the covenants set forth in the 12 3/4% Notes Indenture, as reasonably determined in good faith by, and evidenced in a resolution of, the boards of directors of Arch and Parent.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the date of this Indenture, by and among Arch, Arch Escrow and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the March 31 or September 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Related Person" means any beneficial owner of 10% or more of the Company's Voting Stock.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman, of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "Rights Offerings" means the offerings of rights to purchase Parent's Common Stock in connection with the MobileMedia Merger, all of the terms of which are described in the Offering Memorandum.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "Securities" has the meaning ascribed to such term in the first paragraph of the Recitals of the Company, above.

          "Securities Intermediary" means IBJ Whitehall Bank & Trust Company, as securities intermediary under the Security Agreement.

          "Security Agreement" means the Security Agreement dated as of April 9, 1999 by and among Arch Escrow, the Trustee and the Securities Intermediary, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Significant Subsidiary" means any Restricted Subsidiary of Arch that, together with its Subsidiaries, (a) for the most recent fiscal year of Arch, accounted for more than 10% of the consolidated revenues of Arch and its Restricted Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of Arch and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of Arch for such fiscal year; provided, however that for the purposes of Sections 5.01(h) and 5.01(i), "Significant Subsidiary" shall include any two or more Restricted Subsidiaries of Arch, which if considered as a single Person, would otherwise constitute a Significant Subsidiary.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.06.

          "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

          "Subordinated Debt" means Debt of Arch that is subordinated in right of payment to the Securities.

          "Subsidiary" means any Person a majority of the equity ownership of Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

          "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Special Purchase Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Special Purchase Date to April 15, 2004; provided, however, that if the period from the Special Purchase Date to April 15, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Special Purchase Date to April 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with
Section 10.18 and (b) any Subsidiary of an Unrestricted Subsidiary.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a word or a number of words added before or after the title "vice president".

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "wholly-owned" Subsidiary of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person or by such Person and one or more wholly-owned Subsidiaries of such Person.

SECTION 1.02   Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under this Indenture and the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by two officers of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03   Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04   Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The Company or the Trustee may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders, and the Company agrees to notify the Trustee of any such fixing of a record date. If not set by the Company or the Trustee prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.05   Notices, Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.06   Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver, shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07   Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.08   Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09   Successors and Assigns.

          All covenants and agreements in this Indenture by the Company or Arch Escrow shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10   Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11   Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12   Governing Law; Jurisdiction.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. If any action or proceeding shall be brought by the Trustee or by a Holder of any of the Securities in order to enforce any right or remedy under this Indenture or under the Securities, the Company hereby consents and submits to the jurisdiction of the courts of the State of New York and of any Federal court sitting in The City of New York, State of New York. Any action or proceeding brought by the Company to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Indenture or the Securities shall be brought by the Company exclusively in the courts of the State of New York or in any Federal court sitting in The City of New York, State of New York.

SECTION 1.13   Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Mandatory Redemption Date, Purchase Date, Special Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and Liquidated Damages or premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Mandatory Redemption Date, Purchase Date, Special Purchase Date or at the Stated Maturity, provided that no interest or Liquidated Damages, if any, shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.

SECTION 1.14 No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

     No director, officer, employee, incorporator or stockholder of Arch Escrow, Arch or any Restricted Subsidiary of Arch (other than Arch and its Restricted Subsidiaries), as such, shall have any liability for any obligations of Arch Escrow, Arch or such Restricted Subsidiaries under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities by accepting a Security waives and releases all such liability.


                                   ARTICLE II

                                 SECURITY FORMS

SECTION 2.01   Form and Dating.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section
2.04 hereof in such form as is reasonably satisfactory to the Trustee.

 SECTION 2.02   Registrar, Paying Agent and Depositary.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep in a register of the Securities (the "Security Register"), the names and addresses of the Holders and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

          The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Securities.



 SECTION 2.03   CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company may cause CUSIP numbers (the "CUSIP Numbers") to be printed on the Securities and may direct the Trustee to use CUSIP Numbers in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of the CUSIP Numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will promptly notify the Trustee in writing of any change in the CUSIP Numbers.

SECTION 2.04    Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented by a Holder to the Registrar with a written request (1) to register the transfer of the Definitive Securities or (2) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that any Definitive Securities presented or surrendered for registration of transfer or exchange (A) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney duly authorized in writing; (B) unless the Global Security has previously been exchanged in whole for Definitive Securities, shall only be exchanged for an interest in the Global Security in accordance with Section 2.04(b) if such Definitive Securities are being transferred (i) to a QIB in reliance on Rule 144A; or (ii) outside the United States to a non-U.S. person in reliance on Regulation S; and (C) in the case of a Transfer Restricted Security, such written request shall be accompanied by the following additional documents:
(i) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); (ii) if such Transfer Restricted Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or
(iii) (x) if such Transfer Restricted Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act, other than to a QIB in reliance on Rule 144A or outside the United States to a non-U.S. person in reliance on Regulation S, a certification to that effect (in substantially the form of Exhibit B attached hereto), and a letter containing certain representations and agreements (in substantially the form of Exhibit C attached hereto) and, if requested by the Company or the Trustee, an opinion of counsel in a form acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act or (y) if such Transfer Restricted Security is being transferred pursuant to any other available exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and, if requested by the Company or the Trustee, an opinion of counsel in a form acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act.

          (b) Transfer of a Definitive Security for a Beneficial Interest in the Global Security. A Definitive Security may be exchanged for a beneficial interest in the Global Security only upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with: (i) written instructions directing the Trustee to make an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, and (ii) if such Definitive Security is a Transfer Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) to the effect that such Definitive Security is either being transferred to a QIB in reliance on Rule 144A or outside the United States to a non-U.S. person in reliance on Regulation S; in which case the Trustee shall cancel such Definitive Security and cause the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and upon written instructions from the Company, the Trustee shall authenticate a new Global Security in the appropriate principal amount.

          (c) Transfer of a Beneficial Interest in a Global Security for a Definitive Security. A beneficial interest in the Global Security may be exchanged for a Definitive Security only in the case of a Transfer Restricted Security, and upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depositary) from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Security that such Transfer Restricted Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act, other than to a QIB in reliance on Rule 144A or outside the United States to a non-U.S. person in reliance on Regulation S; provided, however, that such request is accompanied by a certification to that effect (in substantially the form of Exhibit B attached hereto) and a letter containing certain representations and agreements (in substantially the form of Exhibit C attached hereto) and, if requested by the Company or the Trustee, an opinion of counsel in a form reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of the Global Security to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in the form of a Company Order in accordance with Section 3.03, the Trustee shall authenticate and make available for delivery to the transferee a Definitive Security in the appropriate principal amount.

          Definitive Securities issued in exchange for a beneficial interest in a Global Security shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee in writing.

          (d) Transfer and Exchange of Beneficial Interests in the Global Security. The transfer and exchange of beneficial interests in the Global Security shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          When a Global Security is presented to the Registrar with a written request from the Depositary (1) to register the transfer of the Global Security or (2) to exchange such Global Securities for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange (A) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing and (B) in the case of a Transfer Restricted Security, such request shall be accompanied by the following additional documents: (i) if such Transfer Restricted Security is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto), (ii) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A, outside the United States to a non-U.S. Person in reliance on Regulation S, or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto), or (iii) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and, if requested by the Company or the Trustee, an opinion of counsel in a form reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Company's written request, subject to such rules as the Trustee may reasonably require.

          (e) Cancellation and/or Adjustment of the Global Security. At such time as all beneficial interests in the Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, the Global Security shall be returned to or retained and canceled by the Trustee.
At any time prior to such cancellation, if any beneficial interest in the Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the aggregate principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee to reflect such reduction.

          (f) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges effected in accordance with this Indenture, the Company shall execute and the Trustee shall authenticate the Global Security and any Definitive Securities at the Company's written request. The Global Security and any Definitive Securities issued upon any registration of transfer or exchange of beneficial interests in the Global Security or the Definitive Securities shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

          Neither the Company nor the Registrar shall be required to (a) issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of mailing of any notice of redemption of Securities under Section 11.05 hereof and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          No service fee shall be charged to any Holder of a Security for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 3.04, 9.06 or 11.08 hereof, which shall be paid by the Company).

          Prior to due presentment to the Trustee for registration of the transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (g) General Provisions Relating to the Global Security. Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered under the Exchange Act, (ii) the Company delivers to the Trustee an Officers' Certificate stating that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of this paragraph shall apply, whether pursuant to this Section 2.04 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security.

          (h) Exchange of Series A Senior Securities for Series B Senior Securities. The Series A Senior Securities may be exchanged for Series B Senior Securities pursuant to the terms of the Exchange Offer (as defined in the Offering Memorandum) in accordance with the procedures set out under Section
2.05 hereof.

SECTION 2.05 Exchange of Series A Senior Securities for Series B Senior Securities.

          The Series A Senior Securities may be exchanged for Series B Senior Securities pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

          The Company shall present the Trustee with an Officers' Certificate certifying the following:

          (a) upon issuance of the Series B Senior Securities, the transactions contemplated by the Exchange Offer have been consummated;

          (b) the principal amount of Series A Senior Securities properly tendered in the Exchange Offer that are represented by a Global Security for Series B Senior Securities shall be registered and sent for each such Holder; and

          (c) the principal amount of Series A Senior Securities properly tendered in the Exchange Offer that are represented by Definitive Securities, the name of each Holder of such Definitive Securities, the principal amount properly tendered in the Exchange Offer by each such Holder, and the name and address to which Definitive Securities for Series B Senior Securities shall be registered and sent for each such Holder.

          The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel to the effect that the Series B Senior Securities have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (iii) a Company Order, shall authenticate (A) a Global Security for Series B Senior Securities in an aggregate principal amount equal to the aggregate principal amount of Series A Senior Securities represented by a Global Security indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Securities for Series B Senior Securities in an aggregate principal amount equal to the aggregate principal amount of Series A Senior Securities registered in the names of the Holders and represented by the Definitive Securities indicated in such Officers' Certificate as having been properly tendered.

          If the principal amount of the Global Security for the Series B Senior Securities is less than the principal amount of the Global Security for the Series A Senior Securities, the Trustee shall make an endorsement on such Global Security for Series A Senior Securities indicating a reduction in the principal amount represented thereby.

          The Trustee shall deliver such Definitive Securities for Series B Senior Securities to the Holders thereof as indicated in such Officers' Certificate.

SECTION 2.06   Legends.

          (a) Except as permitted by subsections (b) or (c) hereof, each Security shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

          (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act: (i) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends required by subsection (a) above; and (ii) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.04(d) hereof; provided however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

          (c) The Company (and the Restricted Subsidiaries) shall issue and upon written notice from the Company, the Trustee shall authenticate Series B Senior Securities in exchange for Series A Senior Securities accepted for exchange in the Exchange Offer. The Series B Senior Securities shall not bear the legends required by subsection (a) above unless the Holder of such Series A Senior Securities is either (i) a broker-dealer who purchased such Series A Senior Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) a Person participating in the distribution of the Series A Senior Securities or (iii) a Person who is an affiliate (as defined in Rule 144A) of the Company.


                                  ARTICLE III

                                THE SECURITIES

SECTION 3.01   Title and Terms.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $147,000,000.00, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 9.06 or 11.08 or in connection with an Offer to Purchase pursuant to
Section 10.12 or 10.15.

          The Securities shall be known and designated as the "13 3/4% Senior Notes due 2008" of the Company. The Stated Maturity of the Securities shall be April 15, 2008. Interest on the Securities will accrue at the rate of 13 3/4% per annum, payable in cash semi-annually in arrears on each April 15 and October 15 commencing October 15, 1999, to the persons in whose names the Securities are registered at the close of business on the preceding March 31 or September 30, as the case may be. Interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The principal of and interest, premium and Liquidated Damages, if any, on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that (i) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) (x) in the case of the Global Security, payments in respect of principal, premium, interest and Liquidated Damages, if any, shall be made by wire transfer of immediately available funds to the accounts specified by the holder of the Global Security and (y) in the case of Definitive Securities, payments in respect of principal, premium, interest and Liquidated Damages, if any, shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such account is specified. Except as set forth above, payment of the principal of (and premium, if any) on the Securities will be made upon the presentation of the

Securities at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York.

          The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 10.12 and 10.15.

          The Securities shall be redeemable as provided in Article Eleven.

          The Securities shall not have the benefit of any sinking fund obligations.

          The Securities shall be subject to defeasance at the option of the Company as provided in Article Thirteen.

SECTION 3.02   Denominations.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof, provided that any portion of the original principal amount of the Securities not divisible by $1,000 shall be issued to the original Holder thereof in a denomination equal to such portion and held by such Holder until maturity, redemption or repurchase (at which time such Security shall be delivered to the Trustee and canceled upon the Company's written request) by the Company.

SECTION 3.03   Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents and by its Chief Financial Officer, its Vice-President-Finance, its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. No one officer may sign in more than one capacity.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.04   Temporary Securities.

          Pending the preparation of Definitive Securities, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Definitive Securities which shall be substantially in the form of Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and upon written notice from the Company, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 3.05   Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a certificate number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated. destroyed, lost or stolen Securities.

SECTION 3.06   Payment of Interest; Interest Rights Preserved.

          On or before any Interest Payment Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the interest and Liquidated Damages, if any, on all the Securities that is to be paid on such Interest Payment Date.
Interest and Liquidated Damages, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

          Any interest and Liquidated Damages, if any, on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Company to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which date shall be a date which will enable the Trustee to comply with the provisions of the immediately following sentence), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date. Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration or transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.07   Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.06) interest and Liquidated Damages, if any, on such Security and for all other purposes whatever, whether or not such Security be overdue, and neither the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.08   Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer, exchange or pursuant to any Offer to Purchase pursuant to Section
10.12 or 10.15 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall, at the written direction of the Company, be destroyed by the Trustee, and certification of such destruction shall be delivered by the Trustee to the Company promptly following any such destruction.

SECTION 3.09   Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30 day months.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

SECTION 4.01   Satisfaction and Discharge of Indenture.

          Upon the written request of the Company, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities herein expressly provided for), and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

               (1)  either

                    (A) all the Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section
          3.05 and (ii) Securities which have been subject to defeasance pursuant to Article Thirteen) have been delivered to the Trustee for cancellation; or

                    (B) all Securities not theretofore delivered to the Trustee for cancellation

                    (i)   have come due and payable,

                    (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest and Liquidated Damages, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations under Sections 2.02 and 3.05, the obligations of the Company to the Trustee under Section 6.07 and, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02   Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V

                                   REMEDIES

SECTION 5.01   Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest, or Liquidated Damages, if any, on any Security when it becomes due and payable and continuance of such default for a period of 30 days;

          (b) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity;

          (c) failure to perform or comply with the provisions of Sections 8.01,
10.15 or 11.11;

          (d) default in the performance, or breach, of any covenant or agreement of Arch or Arch Escrow contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Section 5.01) and continuance of such default or breach for a period of 60 days after written notice shall have been given to Arch or Arch Escrow, as applicable, by the Trustee or to Arch or Arch Escrow, as applicable, and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities then outstanding;

          (e) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of Arch, Arch Escrow or any

Restricted Subsidiary of Arch (other than Benbow Investments, Inc. for so long as either the 9 1/2% Notes or the 14% Notes remain outstanding), which issue has an aggregate outstanding principal amount of not less than $5.0 million, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt;

          (f) any Person entitled to take the actions described in this clause
(f), after the occurrence of any event of default under any agreement or instrument evidencing any Debt in excess of $5.0 million in the aggregate of Arch, Arch Escrow or any Restricted Subsidiary of Arch, shall notify the Trustee in writing of the intended sale or disposition of any assets of Arch, Arch Escrow or any Restricted Subsidiary of Arch that have been pledged to or for the benefit of such Person to secure such Debt or shall commence proceedings, or take action to retain in satisfaction of any Debt, or to collect on, seize, dispose of or apply, any such assets of Arch, Arch Escrow or any Restricted Subsidiary of Arch, pursuant to the terms of any agreement or instrument evidencing any such Debt of Arch, Arch Escrow or any Restricted Subsidiary of Arch or in accordance with applicable law;

          (g) one or more final judgments or orders shall have been rendered against Arch, Arch Escrow or any Restricted Subsidiary of Arch which require the payment of money, either individually or in an aggregate amount, in excess of $5.0 million and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

          (h) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Arch Escrow or Arch or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Arch Escrow or Arch or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Arch Escrow or Arch or any of its Significant Subsidiaries under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Arch Escrow or Arch or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (i) the commencement by Arch Escrow or Arch or any of its Significant Subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Arch Escrow or Arch or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Arch Escrow or Arch or any of its Significant Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Arch Escrow or Arch or any of its Significant Subsidiaries in furtherance of any such action.

          (j) failure to perform or comply with any provisions of:  (i) Section
11.09 or Article Twelve of the Indenture, or (ii) the Security Agreement.

          (k) the Pledged Collateral (as defined in the Security Agreement) becomes subject to any Lien other than the Lien under the Security Agreement securing the Securities or Arch Escrow or Arch challenges the Lien on the Pledged Collateral prior to such time as the Pledged Collateral is to be released to the Company.

SECTION 5.02   Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than as specified in Section 5.01(h) or 5.01(i)) occurs and is continuing, then and in every such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal of and accrued and unpaid interest on (and premium and Liquidated Damages, if any, on), in each case as of such date of declaration, all of the outstanding Securities to be due and payable immedi ately by a notice in writing to the Company (and to the Trustee if given by the holders); and upon any such declaration all amounts payable in respect of the Securities shall become immediately due and payable. If an Event of Default specified in Section 5.01(h) or 5.01(i) occurs, then all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities, (B) all unpaid principal of (and premium and Liquidated Damages, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest, premium and Liquidated Damages, if any, and overdue principal at the rate borne by the Securities and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (and premium and Liquidated Damages, if any, on) or interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived, as provided by Section 5.13. No such rescission shall affect any sub sequent default or impair any right consequent thereon.

 SECTION 5.03   Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if

               (1) default is made in the payment of any interest or Liquidated Damages, if any, on any Security when such interest or Liquidated Damages, if any, becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest and Liquidated Damages, if any, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04   Trustee May File Proofs of Claim.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05   Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06   Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest and Liquidated Damages, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.07; and

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest and Liquidated Damages, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest and Liquidated Damages, if any, respectively; and

          THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 5.07   Limitation on Suits.

          Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08 Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.06) interest and Liquidated Damages, if any, on such Security on the respective Stated Maturities expressed in such Security (in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted by the Company as to such Security, on the Purchase Date or, in the case of a Mandatory Redemption, on the Mandatory Redemption Date, or in the case of a Special Offer to Purchase, on the Special Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09   Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally, and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10   Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11   Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12   Control by Holders.

          The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

               (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13   Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past default hereunder and its consequences, except a default

               (1) in the payment of principal of (or premium and Liquidated Damages, if any) or interest on any Security, or

               (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including reasonable attorney's fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or the Company.

SECTION 5.15   Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VI

                                  THE TRUSTEE

SECTION 6.01   Certain Duties and Responsibilities.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02   Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Securities notice of the Default or Event of Default within 30 days after the occurrence thereof, or, if later, promptly upon the Trustee obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium and Liquidated Damages, if any, on) or interest on any Securities, the Trustee may withhold the notice to the holders of such Securities if its board of directors, executive committee or a committee of its trust officers determines in good faith that withholding the notice is in the interest of the holders of the Securities.

SECTION 6.03   Certain Rights of Trustee.

          Subject to the provisions of Section 6.01:

               (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request from the Company and rely upon an Officers' Certificate and/or an Opinion of Counsel;

               (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

               (i) except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Ten and the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 10.01, 5.01(a) or 5.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 6.04   Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee assumes no responsibility for the correctness of, and makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05   May Hold Securities.

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.03, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.06   Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07   Compensation and Reimbursement.

          The Company agrees

               (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any provision of this Indenture (including, but not limited to, the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

               (3) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          All such payments and reimbursements shall be made with interest at the rate borne by the Securities.

          As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

          The Company's obligations under this Section 6.07 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to this Indenture and/or the termination of this Indenture.

SECTION 6.08   Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.09   Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of (a) at least $25,000,000 and be a member of a bank holding company that has a combined capital and surplus of at least $100,000,000 or (b) at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10   Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding

Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.11   Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to its lien provided for in Section
6.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12   Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13   Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14   Appointment of Co-Trustee.

          It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, including particularly the law of New York, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 6.14 are adopted to these ends.

          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by such separate or co-trustee.

          Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligation of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

                                  ARTICLE VII

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION 7.01   Company to Furnish Trustee Names and Addresses of Holders.

       The Company will furnish or cause to be furnished to the Trustee:

               (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

               (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

SECTION 7.02   Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03   Reports by Trustee.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provision of such Section 313(a).

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on or delisted from any securities exchange.



                                  ARTICLE VIII

                            CONSOLIDATION, MERGER,
                         CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01   Company May Consolidate, Etc., Only on Certain Terms.

     (a) Prior to the Escrow Merger Effective Date, other than consummating the Escrow Merger, Arch Escrow shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets as an entirety to any Person or Persons, and Arch Escrow shall not permit any Restricted Subsidiary to enter into any such transaction or series of transactions.

     (b) From and after the Escrow Merger Effective Date, Arch will not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets as an entirety to any Person or Persons, and Arch will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the conveyance, transfer or lease of all or substantially all of the properties and assets of Arch and its Restricted Subsidiaries on a consolidated basis to any Person, unless:

          (1) either (i) Arch is the surviving corporation or (ii) the Person (if other than Arch) formed by such consolidation or into which Arch or such Restricted Subsidiary is merged or the Person which acquires, by conveyance, transfer or lease, the properties and assets of Arch or such Restricted Subsidiary, as the case may be, substantially as an entirety (the "Surviving Entity") (A) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, Arch's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on all the Securities and the performance and observance of every covenant of this Indenture on the part of Arch to be performed or observed;

          (2) immediately after giving effect to such transaction or series of transactions and treating any obligation of Arch or a Subsidiary in connection with or as a result of such transaction as having been Incurred as of the time of such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the last full fiscal quarter immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), Arch (or the Surviving Entity if Arch is not the continuing obligor under this Indenture) could Incur at least $1.00 of additional Debt (other than Permitted Debt) under the provisions of Section 10.08; and

          (4) if any of the property or assets of Arch or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of
Section 10.17 are complied with.

     In connection with any such consolidation, merger, conveyance, transfer or lease, Arch or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate (attaching the computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Section 8.01, and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.02   Successor Substituted.

     (a) Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in
Section 8.01(b), the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Arch and the Company under this Indenture with the same effect as if such Surviving Entity had been named as Arch and the Company herein; and when a Surviving Entity duly assumes all of the obligations and covenants of Arch and the Company pursuant to this Indenture and the Securities, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

     (b) After consummation of the Escrow Merger and upon the execution and delivery by Arch to the Trustee of a supplemental indenture substantially in the form of Exhibit C to the Security Agreement, pursuant to which Arch assumes Arch Escrow's obligations under the Indenture and the Securities, Arch shall be the successor obligor under this Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, Arch Escrow hereunder and thereunder.


                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

SECTION 9.01   Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

               (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

               (3) to secure the Securities; or

               (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (4) shall not adversely affect the interests of the Holders in any material respect; provided, however, that the Company has delivered to the Trustee an opinion of counsel stating that such supplement complies with the provisions of this Section.

 SECTION 9.02   Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

               (1) change the Stated Maturity of the principal of, or any installment of interest or Liquidated Damages, if any, on, any Security, or reduce the principal amount thereof or the rate of interest or Liquidated Damages, if any, thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest or Liquidated Damages, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

               (2) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, this Indenture;

               (3) modify the provisions of the Security Agreement or the Indenture relating to the Pledged Collateral, the Security Account or the Mandatory Redemption in any manner adverse to the Holders or release any of the Pledged Collateral from the Lien securing the Securities (except upon the consummation of the MobileMedia Transactions and the Escrow Merger or in connection with a Mandatory Redemption) or permit any other Debt or other obligations to be secured by the Pledged Collateral;

               (4) modify any provisions relating to this Section, Section 5.01(d), Section 5.13 or Section 10.19 except to increase the percentage of outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

               (5) reduce the premium payable upon a Special Offer to Purchase of any Securities or alter the provisions (including definitions) set forth under Section 11.11 hereof in a manner adverse to the Holders.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03   Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04   Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05   Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06   Reference in Securities to Supplemental Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and upon written notice from the Company, authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                   ARTICLE X

                                   COVENANTS

SECTION 10.01   Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of (and premium, if any) and interest (and Liquidated Damages, if any) on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 10.02   Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Trustee may resign any agency capacity under this Indenture upon 30 days' written notice to the Company.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan The City of New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or remission and of any change in the location of any such other office or agency.

SECTION 10.03   Money for Security Payments to be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (and Liquidated Damages, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (and Liquidated Damages, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Liquidated Damages, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest (and Liquidated Damages, if any); and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest (and Liquidated Damages, if any) has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any, such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04   Existence.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05   Maintenance of Properties.

          The Company will cause all properties (including broadcast licenses) used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined in the good faith judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

SECTION 10.06   Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.07   Maintenance of Insurance.

          The Company shall, and shall cause its Subsidiaries to keep, at all times all of their properties which are of an insurable nature insured against loss or damage in a manner determined appropriate by the Company (evidenced by an Officers' Certificate, a copy of which shall be delivered to the Trustee on an annual basis) with insurers believed by the Company to be responsible. The Company shall, and shall cause its Subsidiaries to, (i) use the proceeds from any such insurance as required under the terms of Bank Credit Facilities or to repay or prepay any then outstanding Pari Passu Debt of the Company or any Debt of a Restricted Subsidiary, (ii) use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate or (iii) invest such proceeds in other assets related to the Company. In lieu of or supplemental to such insurance the Company may adopt such other plan or method of protection in respect of properties, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, and conforming to the practices of other corporations maintaining systems of self-insurance, as may be determined by the Company (evidenced by an Officers' Certificate, a copy of which shall be delivered to the Trustee on an annual basis).

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SECTION 10.08   Limitation on Debt.

          Prior to the Escrow Merger Effective Date, Arch Escrow will not Incur any Debt, except the following: (i) the Securities; and (ii) Debt of Arch Escrow that is not secured by a Lien on any assets, property or Capital Stock owned by Arch Escrow or any of its Subsidiaries, the proceeds of which Debt are used solely for deposit in the Security Account in an amount not to exceed the amount necessary, together with the net proceeds to Arch Escrow of the issuance of Securities, to enable Arch Escrow to make the Initial Deposit (as defined in the Security Agreement) and any additional deposits expressly required under the terms of the Security Agreement; provided, however that any Debt incurred pursuant to this clause (ii) shall be expressly subordinate and junior in all respects to the prior payment in full of the Securities and the Mandatory Redemption Price upon a Mandatory Redemption.

          From and after the Escrow Merger Effective Date, Arch will not, and will not permit any Restricted Subsidiary to, Incur any Debt; provided, however, that Arch may Incur Debt and may permit a Restricted Subsidiary to incur Debt if at the time of such Incurrence and after giving effect thereto the Consolidated Cash Flow Ratio would be less than 5.5 to 1.0.

          In making the foregoing calculation, there shall be excluded from Debt for purposes of calculating the Consolidated Cash Flow Ratio all Debt of Arch and its Restricted Subsidiaries incurred pursuant to clause (i) of the definition of Permitted Debt, and pro forma effect will be given to (i) the Incurrence of the Debt to be incurred and the application of the net proceeds therefrom to refinance other Debt and (ii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by Arch or its Restricted Subsidiaries, as the case may be, since the first day of the most recent full fiscal quarter, as if such acquisition or disposition occurred at the beginning of the most recent full fiscal quarter.

          Notwithstanding the foregoing limitation, from and after the Escrow Merger Effective Date, Arch may, and may permit its Restricted Subsidiaries to, Incur the following additional Debt ("Permitted Debt"):

          (i) Debt under the Bank Credit Facilities in an aggregate amount not to exceed $100.0 million at any one time outstanding, less any amounts by which the commitments thereunder are permanently reduced pursuant to the provisions thereof as described in Section 10.12;

          (ii) other Debt of Arch or any Restricted Subsidiary outstanding on the date of this Indenture;

          (iii) Debt owed by Arch to any wholly-owned Restricted Subsidiary or owed by any wholly-owned Restricted Subsidiary to Arch or any other wholly-owned Restricted Subsidiary (provided that such Debt is held by Arch or such wholly-owned Restricted Subsidiary and provided further that in the case of Debt owed by Arch, such Debt is Subordinated Debt);

          (iv)  Debt represented by the Securities;

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          (v)    Debt Incurred or Incurrable in respect of letters of credit, bankers' acceptances or similar facilities not to exceed $5.0 million at any one time outstanding;

          (vi) Capital Lease Obligations whose Attributable Value does not exceed $5.0 million at any one time outstanding;

          (vii) Debt of Arch or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

          (viii) Debt of Arch or any Restricted Subsidiary (including trade letters of credit) in respect of purchase money obligations; provided that the aggregate amount of such Debt outstanding at any time does not exceed $5.0 million;

          (ix) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two Business Days of its Incurrence; and

          (x) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Debt, other than Debt Incurred pursuant to clause (i), (vii) or (ix) of this definition, including any successive refinancings thereof, so long as
(A) any such new Debt is in a principal amount that does not exceed the principal amount (or, if such Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by Arch as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of reasonable expenses Incurred by Arch in connection with such refinancing, (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Securities at least to the same extent as the Debt being refinanced, (C) in the case of any refinancing of the Securities or any Pari Passu Debt, such new Debt is made pari passu or subordinated to the Securities, and (D) such refinancing Debt does not have an Average Life less than the Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity of the Debt being refinanced, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Debt being refinanced.

SECTION 10.09   Limitation on Restricted Payments.

          Prior to the Escrow Merger Effective Date, Arch Escrow will not make any Restricted Payment (as defined below) or any Permitted Investment except to the extent necessary to consummate the Escrow Merger.

          From and after the Escrow Merger Effective Date, Arch will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

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          (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of Arch or any Restricted Subsidiary (other than dividends or distributions payable solely in Qualified Equity Interests of Arch and other than dividends or distributions by a Restricted Subsidiary payable to Arch or another Restricted Subsidiary);

          (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (other than Disqualified Stock) of Arch, any Restricted Subsidiary or any Affiliate of Arch, or any options, warrants or other rights to acquire such shares of Capital Stock (other than any such Capital Stock owned by Arch or any of its Restricted Subsidiaries);

          (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt (including Disqualified Stock);

          (d) make any loan, advance, capital contribution to or other Investment in, or guarantee any obligation of, any Affiliate of Arch, other than a Permitted Investment; and

          (e) make any other Investment (other than a Permitted Investment) in any Person;

(such payments or any other actions described in (but not excluded from) clauses
(a) through (e) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

               (i) no Default or Event of Default has occurred and is continuing;

               (ii) Arch could Incur at least $1.00 of additional Debt (other than Permitted Debt) in accordance with Section 10.08; and

               (iii) the aggregate amount of all Restricted Payments declared or made after the issue date of the Securities does not exceed the sum of:

               (A) the remainder of (x) 100% of the aggregate Consolidated Cash Flow of Arch (excluding, for purposes other than determining whether Arch may, or may permit a Restricted Subsidiary to, make Investments in any Person, the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income could be paid to Arch or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise) measured on a cumulative basis during the period beginning on the first day of Arch's fiscal quarter during which the Securities are originally issued and ending on the last day of Arch's most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment, minus (y) the product of 2.0 times Consolidated Interest Expense accrued on a cumulative basis during the period beginning on the first day of Arch's fiscal quarter during which the Securities are originally issued and ending on the last day of Arch's

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

          most recent fiscal quarter for which internal financial statements are available ending prior to the date of such proposed Restricted Payment; plus

               (B) the aggregate net proceeds received by Arch after the initial issuance of the Securities (including the fair market value of property other than cash as determined by Arch's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of Arch (other than issuances or sales directly or indirectly related to, and occurring prior to, or contemporaneously with, the consummation of the MobileMedia Transactions); plus

               (C) the aggregate net proceeds received by Arch after the initial issuance of the Securities (including the fair market value of property other than cash as determined by Arch's Board of Directors, whose good faith determination will be conclusive) from the issuance or sale (other than to a Restricted Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of Arch (other than issuances or sales directly or indirectly related to, and occurring prior to, or contemporaneously with, the consummation of the MobileMedia Transactions), together with the aggregate net cash proceeds received by Arch at the time of such conversion or exchange; plus

               (D) without duplication, the lesser of (x) Net Cash Proceeds received by Arch or a wholly-owned Restricted Subsidiary of Arch upon the sale of any Unrestricted Subsidiary or (y) the amount of Arch's or such Restricted Subsidiary's Investment in such Unrestricted Subsidiary.

          Notwithstanding the foregoing, from and after the Escrow Merger Effective Date, Arch and its Restricted Subsidiaries may take any one or more of the following actions, whether singly or in combination, so long as (with respect to clauses (e) through (k) below) no Default or Event of Default has occurred and is continuing:

          (a) the payment of any dividend within 60 days after the date of declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions;

          (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any shares of Capital Stock of Arch, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of Arch;

          (c) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Stock of Arch;

          (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (plus the amount of any premium required to be paid

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

     in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by Arch as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase) in exchange for, or out of the net cash proceeds of, a substantially concurrent Incurrence or sale (other than to a Restricted Subsidiary) of Subordinated Debt of Arch, so long as (i) such new Subordinated Debt is subordinated to the Securities to the same extent as such Subordinated Debt so purchased, redeemed, acquired or retired and
     (ii) such new Subordinated Debt has an Average Life longer than the Average Life of the Securities and a final Stated Maturity of principal later than the final Stated Maturity of the Securities;

          (e) payments (whether made in cash, property or securities) by Arch or any Subsidiary of Arch to any employee of Arch or any Subsidiary of Arch in connection with the issuance or redemption of stock of any such company pursuant to any employee stock option plan or board resolution to the extent that such payments do not exceed $500,000 in the aggregate during any fiscal year or $2.0 million in the aggregate during the term of the Securities;

          (f) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a Change of Control in accordance with provisions similar to
     Section 10.15; provided that prior to such repurchase Arch has made the Change of Control Offer as provided in Section 10.15 with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer;

          (g) Investments in Persons made with, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Stock of Arch;

          (h) Investments in Persons all or substantially all of whose operations are in the telecommunications business; provided that the aggregate amount of Investments pursuant to this clause (h) in all such Persons does not exceed $20.0 million;

          (i) payments to Parent on or after September 14, 2001 to enable Parent to pay when due accrued but unpaid interest on the Parent Discount Notes; provided that such amounts are promptly used by Parent to pay such interest and, provided, further, that at the time of such payment and giving pro forma effect thereto Arch's Consolidated Cash Flow ratio would be less than
     5.0 to 1.0;

          (j) Investments in Benbow PCS Ventures, Inc. of up to $50.0 million in the aggregate; and

          (k) make any other payment or payments of up to $5.0 million in the aggregate which would otherwise constitute a Restricted Payment.

          The Restricted Payments described in clauses (b), (c), (e), (f), (g),
(h), (i), (j) and (k) above will be Restricted Payments that will be permitted to be taken in accordance with the second paragraph of this Section but will reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the second paragraph of this Section

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

and the Restricted Payments described in clauses (a) and (d) above paragraph will be Restricted Payments that will be permitted to be taken in accordance with the second paragraph of this Section and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the second paragraph of this Section.

          For the purpose of making any calculations under this Indenture, (i) an Investment will include the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and will, for the purpose of this covenant, exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary, (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer; provided that, in each case, the fair market value of an asset or property is as determined by the Board of Directors of Arch in good faith and
(iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Board of Directors of Arch, whose good faith determination will be conclusive.

          If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

          If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividend, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in Arch's Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by Arch and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

          In computing Consolidated Cash Flow of Arch under the first paragraph of this Section 10.09, (i) Arch may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of Arch for the remaining portion of such period and (ii) Arch will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of Arch that are available on the date of determination. If Arch makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Board of Directors of Arch be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to Arch's financial statements affecting Consolidated Adjusted Net Income of Arch for any period.

SECTION 10.10 Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

          From and after the Escrow Merger Effective Date, Arch will not, and will not permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Restricted

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

Subsidiary to (a) pay any dividends or make any other distributions on its Capital Stock; (b) make payments in respect of any Debt owed to Arch or any Restricted Subsidiary; (c) make loans or advances to Arch or any Restricted Subsidiary; or (d) transfer any of its property or assets to Arch or any Restricted Subsidiary, other than (i) those under the Bank Credit Facilities existing as of the date of issuance of the Securities, (ii) those under other Debt of Arch, Parent or any Restricted Subsidiary existing as of the date of issuance of the Securities, (iii) those as may be contained in future agreements provided that they are no more restrictive than those referred to in the immediately preceding clauses (i) and (ii), (iv) those required by the Securities, (v) customary non-assignment or sublease provisions of any lease governing a leasehold interest of Arch or any Restricted Subsidiary, (vi) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of Arch; provided, however, that such encumbrances or restrictions were not incurred in anticipation of such Person becoming a Subsidiary of Arch, (vii) encumbrances and restrictions imposed by applicable law or (viii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition. Nothing contained in this covenant shall prevent Arch from entering into any agreement permitted by
Section 10.17; provided, however, that the encumbrance or restriction in any such agreement is limited to the transfer of the property or assets which is subject to such agreement.

SECTION 10.11   Limitation on Transactions with Affiliates and Related Persons.

          Prior to the Escrow Merger Effective Date, Arch Escrow will not conduct any business or enter into any transactions or series of similar transactions (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of the Company or any Related Person or with an Affiliate of any such Related Person other than to the extent necessary to consummate the MobileMedia Transactions.

          From and after the Escrow Merger Effective Date, Arch will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of transactions after the date of this Indenture with any Affiliate of Arch or any Related Person (other than Arch or a wholly-owned Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to Arch or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; and (ii) if such transaction or series of transactions involves aggregate consideration in excess of $1.0 million, then such transaction or series of transactions is approved by a majority of the Board of Directors of Arch, including the approval of a majority of the Disinterested Directors, and is evidenced by a resolution of the Board of Directors of Arch. Any such transaction or series of transactions shall be conclusively deemed to be on terms no less favorable to Arch or such Restricted Subsidiary than those that could be obtained in an arm's-length transaction if such transaction or transactions are approved by a majority of the Board of Directors of Arch, including a majority of the Disinterested Directors, and are evidenced by a resolution of the Board of Directors of Arch.

          The immediately preceding paragraph of this covenant will not apply to
(i) transactions between Arch or any of its Restricted Subsidiaries and any employee of Arch or any of its Restricted Subsidiaries that are entered into in the ordinary course of business, (ii)

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the payment of reasonable and customary regular fees and expenses to directors of Arch, (iii) the making of indemnification, contribution or similar payments to any director or officer of Arch or any Restricted Subsidiary of Arch under Arch's or such Restricted Subsidiary's charter or by-laws (as each may be amended after the date of this Indenture) or any indemnification or similar agreement between Arch or any such Restricted Subsidiary and any of its directors or officers (collectively, the "Indemnification Agreements") or (iv) the entering into of any Indemnification Agreements with any current or future directors or officers of Arch or any Restricted Subsidiary of Arch.

SECTION 10.12   Limitation on Certain Asset Sales.

          (a) Prior to the Escrow Merger Effective Date, Arch Escrow will not make any Asset Sale except to the extent necessary to consummate the Escrow Merger.

          (b) From and after the Escrow Merger Effective Date, Arch will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by Arch or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of Arch, whose good faith determination will be conclusive) and (ii) the consideration received by Arch or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 85% (A) cash or cash equivalents and/or (B) the assumption by the transferee of Pari Passu Debt of Arch or any Debt of a Restricted Subsidiary and release of Arch or such Restricted Subsidiary from all liability on such Debt.

          (c) If Arch or any Restricted Subsidiary engages in an Asset Sale, Arch may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) make a permanent reduction of amounts outstanding under the Bank Credit Facilities or repay or prepay any then outstanding Pari Passu Debt of Arch or any Debt of a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest (within 90 days)) in (A) properties and assets to replace the properties and assets that were the subject of the Asset Sale, or (B) properties and assets that will be used in the telecommunications businesses of Arch or its Restricted Subsidiaries, as the case may be. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then Arch may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical in such clause (ii)) above. Pending application of the Net Cash Proceeds of an Asset Sale pursuant to clause (ii) above, Arch may use such Net Cash Proceeds to reduce temporarily borrowings under the Bank Credit Facilities. The amount of such Net Cash Proceeds not so used as set forth in this paragraph (c) constitutes "Excess Proceeds."

          (d) When the aggregate amount of Excess Proceeds exceeds $5.0 million, Arch will, within 30 days, make an Offer to Purchase from all holders of Securities, on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the Excess Proceeds. The offer price for each Note will be payable in cash in an amount equal to 100% of the principal amount of such Note, plus accrued and unpaid interest and Liquidated Damages, if any, to the date such Offer to Purchase is consummated. To the extent that the aggregate principal amount of Securities tendered pursuant to such Offer to Purchase is less than the Excess Proceeds, Arch may use the then remaining Excess Proceeds for other general corporate purposes not prohibited by this Indenture. If the aggregate principal amount of Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Securities to be purchased will be selected on a pro rata basis. Upon completion of such Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

          (e) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 10.12, the Company shall deliver to the Trustee (i) an Officers' Certificate as to the Purchase Amount and (ii) an Officers' Certificate and an Opinion of Counsel as to the Company's compliance with the provisions of Section 10.12.

          The Company and the Trustee shall perform their respective obligations specified in the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary, as provided in the definition of Offer to Purchaser) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

SECTION 10.13 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

          From and after the Escrow Merger Effective Date, Arch (a) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to Arch or a Restricted Subsidiary) and (b) will not permit any Person (other than Arch or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant will not prohibit (i) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by Arch or any Restricted Subsidiary in compliance with the other provisions of this Indenture or (ii) the acquisition by Arch of less than all of the equity ownership or Voting Stock of a Person that, upon the consummation of such acquisition, will be a Subsidiary.

 SECTION 10.14  Provision of Financial Statements.

          The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee, and upon written request, provide to each holder of Securities, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing

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such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to deliver to the Trustee and to supply at the Company's cost copies of such reports and documents to any prospective holder of Securities promptly upon written request.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 10.15   Change of Control.

          (a) Upon the occurrence of a Change of Control (as defined below), each Holder of a Security will have the right to require that the Company purchase such Holder's Securities, in whole or in part in integral multiples of $1,000. The Company shall, within 30 days following a Change of Control, notify the Trustee in writing thereof and mail to each Holder an offer with respect to an Offer to Purchase all Outstanding Securities at a Purchase Price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, and Liquidated Damages, if any, to the Purchase Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.06.

          (b) The Company and Trustee shall perform their respective obligations specified in the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly after the Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

          (c) A "Change of Control" means the occurrence of any of the following events:

                (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly of more than a majority of the voting power of all classes of Voting Stock of Arch Escrow, Arch or Parent;

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               (ii)    Arch Escrow, Arch or Parent consolidates with, or merges
     with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Arch Escrow, Arch or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Arch Escrow, Arch or Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Arch Escrow, Arch or Parent is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for (A) Capital Stock (other than Disqualified Stock) of the surviving or transferee Person or (B) cash, securities or other property (other than Capital Stock described in the foregoing clause (A)) of the surviving or transferee Person in an amount that could be paid as a Restricted Payment under Section 10.09 and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the surviving or transferee Person;

               (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Arch Escrow, Arch or Parent (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of Arch Escrow, Arch or Parent, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Arch Escrow, Arch or Parent then in office; or

               (iv) Arch Escrow, Arch or Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Section 8.01.

provided, however, notwithstanding anything else herein to the contrary, the consummation of the Escrow Merger and the MobileMedia Transactions shall not constitute a Change of Control under this Indenture.

SECTION 10.16  Statement by Officers as to Default; Notice of Default.

          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year (which currently ends on December 31 of each year) of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in compliance with all the terms, provisions, covenants and conditions of this Indenture and if the Company shall be in Default under this Indenture, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

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

          (b) The Company will, so long as any of the Securities are Outstanding, deliver to the Trustee, within five Business Days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in this Indenture, an Officers' Certificate specifying such Default or Event of Default.

 SECTION 10.17  Limitation on Liens.

          Prior to the Escrow Merger Effective Date, Arch Escrow will not create or permit to exist any Lien on any of its property or assets securing any Debt of Arch Escrow except to the extent provided in the Security Agreement.

          From and after the Escrow Merger Effective Date, Arch will not, and will not permit any Restricted Subsidiary to, Incur any Debt which is secured, directly or indirectly, with a Lien on the Property, assets or any income or profits therefrom, of Arch or any Restricted Subsidiary, except for Permitted Liens, unless contemporaneously therewith or prior thereto, the Securities, including all payments of principal of, and premium, interest and Liquidated Damages, if any, thereon, are secured equally and ratably with (or prior to) the obligation or liability secured by such Lien for so long as such obligation or liability is so secured.

          Notwithstanding the foregoing, Arch may, and may permit any Restricted Subsidiary to, incur the following Liens ("Permitted Liens"):

               (a) Liens (other than Liens securing Debt under the Bank Credit Facilities) existing as of the date of issuance of the Securities;

               (b) Liens on Property or assets of Arch or a Restricted Subsidiary of Arch securing Debt under or with respect to the Bank Credit Facilities or which are required to secure the 9 1/2% Notes and the 14% Notes solely and as a direct result of the granting of Liens with respect to the Bank Credit Facilities;

               (c)  Liens securing the Securities;

               (d) Liens on Property or assets of a Restricted Subsidiary securing Debt of such Restricted Subsidiary other than Guarantees with respect to Debt of Arch;

               (e) any interest or title of a lessor under any Capital Lease Obligation or Sale and Leaseback Transaction under which Arch is lessee so long as the Attributable Value secured by such Lien does not exceed the principal amount of Debt permitted by Section 10.08;

               (f) Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the Incurrence of such Debt by Arch; provided that such Lien does not extend to any Property or assets of Arch other than the assets acquired in connection with the Incurrence of such Acquired Debt;

               (g) Liens arising from purchase money mortgages and purchase security interests Incurred in the ordinary course of the business of Arch; provided that

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     (i) the related Debt is not secured by any Property or assets of Arch other than the Property and assets so acquired and (ii) the Lien securing such Debt is created within 60 days of such acquisition;

               (h) statutory Liens or landlords' and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

               (i) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

               (j) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

               (k) rights of banks to set off deposits against debts owed to said banks;

               (l) other Liens incidental to the conduct of the business of Arch or any of its Subsidiaries, as the case may be, or the ownership of their assets that do not materially detract from the value of the Property subject thereto;

               (m) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

               (n) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of Arch and the Restricted Subsidiaries, taken as a whole, incurred in the ordinary course of business;

               (o) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

               (p) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o); provided that any such extension, renewal or replacement shall not extend to any additional Property or assets.

 SECTION 10.18 Designation of Unrestricted Subsidiaries.

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          (a) From and after the Escrow Merger Effective Date, the Board of
Directors of Arch may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither Arch nor any Restricted Subsidiary is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of Arch or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 10.09, (iv) neither Arch nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary on terms other than those that might be obtained at the time from Persons who are not Affiliates of Arch and
(v) neither Arch nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Notwithstanding the foregoing, Arch may not designate as an Unrestricted Subsidiary any Subsidiary which, on the date of this Indenture, is a Significant Subsidiary, and may not sell, transfer or otherwise dispose of any properties or assets of any such Significant Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business.

          (b) From and after the Escrow Merger Effective Date, the Board of Directors of Arch may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an Incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Debt is permitted under Section 10.08 and (ii) no Default or Event of Default would be in existence following such designation.

 SECTION 10.19   Waiver of Certain Covenants.

          Except as otherwise provided herein, the Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.04 to 10.15, inclusive, and Sections 10.17 and 10.18 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

 SECTION 10.20   Payment for Consent.

          Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of Securities that consent, waive or agree to amend in the time period set forth in the solicitation documents relating to such consent, waiver or agreement.

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SECTION 10.21  Further Instruments and Acts.

          From time to time the Company will, at its own expense and upon request of the Trustee, execute and deliver or cause to be executed and delivered such further instruments and do such further acts as may reasonably be necessary or desirable to carry out the purposes of this Indenture or to secure the rights and remedies hereunder of the Holders.

SECTION 10.22  Subsidiary Guarantees.

     From and after the Escrow Merger Effective Date, Arch will not (i) permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or secure through the granting of Liens the payment of any Debt of Arch (other than Debt under or with respect to the Bank Credit Facilities and Permitted Liens in respect thereof) or (ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of any Debt of Arch (other than Debt under or with respect to the Bank Credit Facilities and Permitted Liens in respect thereof), unless such Subsidiary (A) executes a supplemental indenture evidencing its Guarantee of the Securities or (B) in the case of a grant of a security interest or the pledge of an intercompany note in a situation which does not comply with clause (A) above, the holders of the Securities receive a security interest in the asset to which such security interest relates or such intercompany note; provided, however, that this provision will not apply to Guarantees of, or Liens granted to secure, the 9 1/2% Notes or the 14% Notes which Guarantees or Liens are required to be granted solely and as a direct result of the granting of Guarantees or Liens with respect to the Bank Credit Facilities.

SECTION 10.23  Limitation on Other Business Activities.

     Prior to the Escrow Merger Effective Date, Arch Escrow will not engage in any trade, business or operations and will not own any Investment in any other Person, in each case other than those in connection with the issuance of the Securities, the Security Agreement and the Escrow Merger.

SECTION 10.24  Limitations on Certain Covenants.

     Notwithstanding anything else herein to the contrary, from and after the Escrow Merger Effective Date, for so long as any of Arch or any of its Restricted Subsidiaries shall constitute a "restricted subsidiary" of Parent under the terms of the Parent Discount Notes Indenture (a "Parent Restricted Entity"), with respect to any Parent Restricted Entity, each of the covenants described under Article Eight and Sections 10.08, 10.09, 10.11, 10.12(b), 10.13,
10.17 and 10.22 hereof (collectively, the "Parent Limited Covenants") shall not create or cause to become effective any encumbrance or restriction of any kind on the ability of any such Parent Restricted Entity to (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (ii) pay any Debt owed to Parent or any other Parent Restricted Entity, (iii) make loans or advances to Parent or any other Parent Restricted Entity, (iv) transfer any of its properties or assets to Parent or any other Parent Restricted Entity, or (v) guarantee any Debt of Parent or any other Parent Restricted Entity; provided, however, (1) from and after the date that any Parent Restricted Entity shall cease to constitute such under the Parent Discount Notes

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Indenture, the provisions of this sentence shall cease to apply with respect to such Parent Restricted Entity and (2) from and after the time that any or all of restrictions described in Section 1010 of the Parent Discount Notes Indenture ("Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries") shall cease to be in effect in whole or in part (whether by reason of purchase, redemption, defeasance, conversion, exchange, repurchase, any other acquisition or retirement or maturity of the Parent Discount Notes, or by reason of an amendment, consent, waiver or agreement in respect of such restrictions, or otherwise), notwithstanding any other restrictions or limitations contained in any other agreement which may then be in effect, the provisions of this sentence shall cease to apply, in whole or in part, to the extent the termination of such provisions shall not cause a breach of the covenant described in Section 1010 of the Parent Discount Notes Indenture (the date on which all of the provisions of this sentence cease to apply being referred to as the "Release Date").

                                  ARTICLE XI

                    REDEMPTION AND REPURCHASE OF SECURITIES

SECTION 11.01  Right of Redemption.

          (a) The Securities will be redeemable at the election of the Company, as a whole or from time to time in part, at any time on or after April 15, 2004 on not less than 30 nor more than 60 days' prior notice, at the Redemption Prices specified below (expressed as a percentage of principal amount), together with accrued interest and Liquidated Damages, if any, to the Redemption Date, if redeemed during the 12-month period beginning on April 15 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest and Liquidated Damages, if any, due on an Interest Payment
Date):

                Year                   Redemption Price
                ----                   -----------------
                2004                            106.875%
                2005                            104.583%
                2006                            102.291%
                2007 and thereafter             100.000%

          (b) In addition, at any time or from time to time prior to April 15, 2002, the Company may redeem up to an aggregate of 35% of the original aggregate principal amount of the Securities within 75 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 113.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the date of redemption; provided that, immediately after giving effect to such redemption, Securities with an aggregate principal amount of at least $95,600,000 remain outstanding.

SECTION 11.02  Applicability of Article.

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

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SECTION 11.03  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities pursuant to
Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Outstanding Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 11.04  Selection by Trustee of Securities to Be Redeemed.

          If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis; provided that no Securities of $1,000 principal amount or less shall be redeemed in part.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.05  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall identify the Securities to be redeemed (including CUSIP Numbers) and shall state:

               (1)  the Redemption Date,

               (2)  the Redemption Price,

               (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

               (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that, unless the Company defaults on the payment of the Redemption Price, interest and Liquidated Damages, if any, thereon will cease to accrue on and after said date, and

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

               (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company; provided that the Company has given the Trustee written notice of the Redemption Date and Redemption Price at least 15 days prior to the date that such notice of redemption must be given to the Holders.

SECTION 11.06  Deposit of Redemption Price.

          One Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest and Liquidated Damages, if any, on, all the Securities which are to be redeemed on that date.

SECTION 11.07  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and Liquidated Damages, if any) such Securities shall cease to bear interest and Liquidated Damages, if any. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest and Liquidated Damages, if any, to the Redemption Date: provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest and Liquidated Damages, if any, from the Redemption Date at the rate borne by the Security.

SECTION 11.08   Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and upon written notice from the Company the Trustee shall authenticate and deliver to the Holder of such Security, without service charge to the Holder, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

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SECTION 11.09   Mandatory Redemption

          In the event that (i) the MobileMedia Transactions and the Escrow Merger are not consummated on or prior to the Deadline Date or (ii) Parent elects to abandon the MobileMedia Transactions, or the MobileMedia Merger Agreement is terminated, in any case, on or prior to the Deadline Date, for any reason, Arch Escrow will redeem all the Securities (a "Mandatory Redemption") at a redemption price equal to 96.185% of the aggregate principal amount of the Securities plus accrued and unpaid interest thereon through the Mandatory Redemption Date (the "Mandatory Redemption Price"), as follows:

     (a) Upon issuance of the Initial Securities, Arch Escrow shall deliver the net proceeds from the sale of the Initial Securities to the Securities Intermediary. The Securities Intermediary shall use such net proceeds to purchase Cash Equivalents, as directed in writing by Arch Escrow. Arch Escrow shall simultaneously deliver to the Securities Intermediary additional cash for the purchase of additional Cash Equivalents in a cash amount sufficient as of the date hereof to provide, together with the amount of cash used to purchase the Cash Equivalents purchased by the Securities Intermediary with the net proceeds of the offering of the Initial Securities, for the full payment of the Mandatory Redemption Price of all of the Securities (assuming the Mandatory Redemption occurs on July 15, 1999) and the Securities Intermediary's customary fees. The Securities Intermediary shall deposit all Cash Equivalents so purchased into a securities account (the "Security Account") maintained at the Securities Intermediary.

     (b) If (i) the MobileMedia Transactions and the Escrow Merger are not consummated on or prior to the Deadline Date or (ii) Parent elects to abandon the MobileMedia Transactions, or the MobileMedia Merger Agreement is terminated, in any case, on or prior to the Deadline Date, for any reason, then:

          (1) Arch Escrow shall provide prompt written notice thereof (a "Redemption Notice") to the Trustee, together with a certificate of a nationally recognized firm of independent accountants setting forth (i) a calculation of the amount of cash that will be available to the Trustee, based on the Financial Assets (as defined in the Security Agreement) then held in the Security Account, without any reinvestment thereof or sale prior to maturity, on the third Business Day prior to the date fixed for such Mandatory Redemption and (ii) a calculation of the Mandatory Redemption Price payable on the date fixed for such Mandatory Redemption. If such certificate reveals that the amount of cash so available, together with the market value (as calculated by such independent accountants based on quotations received from two or more dealers in such Cash Equivalents who are unaffiliated with the Company) of any Cash Equivalents in the Security Account that will not mature on or prior to the Business Day prior to the date fixed for such Mandatory Redemption, will be insufficient to pay the Mandatory Redemption Price and any Account Fees (as defined in the Security Agreement), then Arch Escrow shall within one Business Day after receipt by the Trustee of such notice, deposit an amount of cash that, without reinvestment, equals the amount of such deficiency. In connection with any Redemption Notice received from Arch Escrow relating to a date fixed for Mandatory Redemption, pursuant to the Security Agreement, the Securities Intermediary is authorized to, and has agreed to, promptly liquidate in any manner it deems reasonable any Financial Assets that will

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

     not mature on or prior to the third Business Day prior to the date fixed for Mandatory Redemption. To the extent that the proceeds realized by the Securities Intermediary from liquidating such Financial Assets are less than the market value thereof calculated by the independent accountants as evidenced in the certificate described above, the Securities Intermediary shall so notify Arch Escrow, and Arch Escrow shall promptly, but in any event within one Business Day after receiving such notice, deposit cash in an amount that, without reinvestment, equals the amount of such shortfall; and

          (2) upon written notice from the Company, the Trustee shall deliver instructions to the Securities Intermediary to transfer all of the Financial Assets in the Security Account to or to the account of the Trustee, and the Trustee will use those assets to redeem and retire all of the Securities, for a price equal to the Mandatory Redemption Price, and to pay the Securities Intermediary's and the Trustee's customary fees with such proceeds. Any remaining proceeds after such redemption and retirement of the Securities and payment of the Securities Intermediary's and the Trustee's fees shall be delivered promptly to the Company and the Trustee and upon written notice from Arch Escrow, the Securities Intermediary shall release any security interest they may have in any Pledged Collateral.

     (c) Arch Escrow's obligations under this Section 11.09 or in the Security Agreement shall be covenants of Arch Escrow.

SECTION 11.10   Redemption Procedures.

          Other than as specifically provided in Section 11.09 or in the Security Agreement, any redemption pursuant to Sections 11.09 shall be made pursuant to the provisions of Section 11.03 through 11.08 hereof, unless the context otherwise requires.

SECTION 11.11   Special Offer to Purchase.

     If at any time prior to the Release Date (i) Arch shall not have Qualified Public Debt outstanding or (ii) Arch shall seek a Qualified Waiver, then, prior to the date on which there is no such Qualified Public Debt outstanding or such Qualified Waiver becomes effective, as applicable, Arch shall be required to complete an offer to purchase (a "Special Offer to Purchase") any and all outstanding Securities at a cash price per $1,000 principal amount (or any fraction thereof) of the Securities equal to (x) prior to April 15, 2004, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of purchase (the "Special Purchase Date") or (y) on or after April 15, 2004, at the then applicable optional redemption price in respect of an optional redemption of the Securities pursuant to Section 11.01 of this Indenture.

SECTION 11.12   Procedures for Special Offer to Purchase.

     Other than as specifically provided in Section 11.11, any Special Offer to Purchase pursuant to Section 11.11 shall be made pursuant to the provisions relating to an Offer to Purchase under Section 10.12 hereof, unless the context otherwise requires.

                                  ARTICLE XII

                                    SECURITY

SECTION 12.01   Security.

     (a) Under the Security Agreement, the Trustee shall have a security interest in the Security Account to secure Arch Escrow's obligations under the Indenture, including Arch Escrow's obligation to redeem and retire all of the Securities, as set forth in Section 11.09, if (i) the MobileMedia Transactions and the Escrow Merger are not consummated on or prior to the Deadline Date or
(ii) Parent elects to abandon the MobileMedia Transactions, or the MobileMedia Merger Agreement is terminated, in any case, on or prior to the Deadline Date, for any reason. The Security Agreement further provides that upon the consummation of the MobileMedia Transactions and the Escrow Merger, the Trustee shall release its security interest in the Security Account, and the Securities Intermediary shall liquidate the Cash Equivalents in the Security Account and deliver the proceeds therefrom to Arch Escrow (less an amount necessary to pay the Securities Intermediary's and the Trustee's customary fees). Arch Escrow intends to use those net proceeds in connection with the consummation of the MobileMedia Transactions. Upon consummation of the Escrow Merger, the Securities will be unsecured obligations of Arch.

     (b) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Security Agreement (including, without limitation, the provisions described in the preceding paragraph) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. Arch Escrow will do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee the security interest in the Pledged Collateral contemplated hereby and by the Security Agreement, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. Arch Escrow shall take, or shall cause to be taken, any and all actions reasonably required (and any action reasonably requested by the Trustee) to create and maintain, as security for the obligation of Arch Escrow to make the Mandatory Redemption and to secure all of Arch Escrow's other obligations under this Indenture and the Securities, a valid and enforceable first priority lien in and on all the Pledged Collateral, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens. The Trustee shall not be liable for the validity, sufficiency or priority of the funds or Pledged Collateral held under the Security Agreement or for the maintenance of the perfection of any funds or securities held therein.

     (c) To the extent applicable, Arch Escrow shall comply with TIA Section 314(d).

     (d) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Securities then outstanding and upon receipt of indemnity satisfactory to it shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of Arch Escrow thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).


                                 ARTICLE XIII

                                   DEFEASANCE

SECTION 13.01   Company's Option to Effect Defeasance or Covenant Defeasance.

          From and after the Escrow Merger Effective Date, Arch may at its option by Board Resolution, at any time, elect to have either Section 13.02 or
Section 13.03 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 13.02   Defeasance and Discharge.

          Upon Arch's exercise of the option provided in Section 13.01 applicable to this Section, Arch shall be deemed to have paid and discharged its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that Arch shall be deemed to have paid and discharged the entire Debt represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and upon written notice from Arch, the Trustee, at the expense of Arch, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium and Liquidated Damages, if any) and interest on such Securities when such payments are due, (B) Arch's obligations with respect to such Securities under Sections 2.02, 3.05, 10.02 and 10.03, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including, without limitation, the obligations of Arch under Section 6.07) and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, Arch may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

SECTION 13.03   Covenant Defeasance.

          Upon Arch's exercise of the option provided in Section 13.01 applicable to this Section, (i) Arch shall be released from its obligations under Sections 10.05 through 10.15 inclusive, Section 10.17, Section 10.18,
Section 10.23 and Section 11.11, and (ii) the occurrence of an event specified in Section 501(c), Section 501(d) (with respect to Sections 10.05 through 10.15, inclusive, Section 10.17, Section 10.18,
Section 10.23 and Section 11.11), Sections 5.01(e), 5.01(f) and 5.01(g) shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that Arch may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 13.04   Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section
13.02 or Section 13.03 to the Outstanding Securities:

          (i) Arch shall irrevocably have deposited or caused to be deposited with the Trustee (or, at the option of the Trustee, another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof will provide money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge, the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Securities on the Stated Maturity (or upon redemption, if applicable), of such principal or installment of interest and Liquidated Damages, if any, on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

          (ii) No Event of Default or Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(h) and
(i) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (iii) Such defeasance or covenant defeasance shall not cause the Trustee (or such other qualifying trustee, if any) to have a conflicting interest as defined in Section 6.08 and for purposes of the Trust Indenture Act with respect to any securities of Arch.

          (iv) Such defeasance or covenant defeasance shall not (x) result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Arch is a party or by which it is bound or (y) cause the Trustee (or such other qualifying trustee, if any) or the trust so created to be subject to the Investment Company Act of 1940.

          (v) In the case of defeasance, Arch shall have delivered to the Trustee (and such other qualifying trustee, if any) an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

          (vi) In the case of an election under Section 13.02, Arch shall have delivered to the Trustee (and such other qualifying trustee, if any) an Opinion of Counsel stating that (x) Arch has received a ruling from the Internal Revenue Service or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law or there has been published by the Internal Revenue Service a document that may be used or cited as precedent, in either case (x) or (y) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (vii) In the case of an election under Section 13.03, Arch shall have delivered to the Trustee (and such other qualifying trustee, if any) an Opinion of Counsel to the effect that the Holders of the outstanding securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

SECTION 13.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 10.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 13.05 and Section 13.06, the "Trustee") pursuant to Section 13.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including Arch acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium and Liquidated Damages, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          Arch shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to Arch from time to time upon Company Request any money or Government Securities held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 13.06  Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Arch's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if Arch makes any payment of principal of (and premium and Liquidated Damages, if any) or interest on any Security following the reinstatement of its obligations, Arch shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        ARCH ESCROW CORP.


                                        By: /s/ J. Roy Pottle
                                           ---------------------------------
                                           J. Roy Pottle

                                        By: /s/ C. Edward Baker, Jr.
                                           ---------------------------------
                                           C. Edward Baker, Jr.


                                        IBJ WHITEHALL BANK & TRUST COMPANY


                                        By: /s/ Terrence Rawlins
                                           ---------------------------------
                                           Terrence Rawlins

                                                                       EXHIBIT A
                                                                       ---------

                           Form of Face of Security.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

EACH HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, THAT PRIOR TO SUCH TRANSFER, EXECUTES AND DELIVERS TO THE COMPANY AND THE TRUSTEE A LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL, IF THE COMPANY OR THE TRUSTEE SO REQUESTS, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                                CUSIP NO. [            ]

                         13 3/4% Senior Notes due 2008
No.
   -----------
                                                 $

                               ARCH ESCROW CORP.

promises to pay to             or registered assigns, the principal sum
                  -------------
of [         ] Dollars ($           ) on April 15, 2008.

Interest Payment Dates:  April 15 and October 15, commencing October 15, 1999.

Record Date:  March 31 and September 30.

                                        Dated: [          ]

                                        ARCH ESCROW CORP.

                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


This Note was issued on April 9, 1999 with original issue discount ("OID") for federal income tax purposes. The total OID on this Note, stated as a percentage of the original principal amount, is 4.909%; the yield to maturity of this Note, based on semiannual compounding, is 14.75%.

This is one of the 13 3/4% Senior Notes due 2008 referred to in the within-mentioned Indenture:

IBJ WHITEHALL BANK & TRUST COMPANY,
as Trustee

By:
   --------------------------------
       Authorized Officer

                          Form of Reverse of Security.

                         13 3/4% Senior Notes due 2008

          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./(1)/

          This Security is one of a duly authorized issue of Securities of the Company designated as its 13 3/4% Senior Notes due 2008 (herein called the "Securities"), limited in aggregate principal amount to $147,000,000.00, issued and to be issued under an Indenture, dated as of April 9, 1999 (herein called the "Indenture"), between the Company and IBJ Whitehall Bank & Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Company promises to pay interest on the principal amount of this Note from April 9, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 1999 at the rate of 13 3/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the March 31 or September 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture.

          In the event that (i) the MobileMedia Transactions and the Escrow Merger are not consummated on or prior to the Deadline Date or (ii) Parent elects to abandon the

---------------------

/(1)/ This paragraph should be included only if the Security is issued in global form.

MobileMedia Transactions, or the MobileMedia Merger Agreement is terminated, in any case, on or prior to the Deadline Date, for any reason, Arch Escrow will redeem all the Securities (a "Mandatory Redemption") at a redemption price equal to 96.185% of the aggregate principal amount of the Securities plus accrued and unpaid interest thereon through the Mandatory Redemption Date.

          Until the earlier to occur of the consummation of the (i) MobileMedia Transactions and the Escrow Merger or (ii) a Mandatory Redemption, the Securities will be secured by the Security Account as set forth in the Indenture.

          Payment of the principal of (and premium, if any) and interest (and Liquidated Damages, if any) on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) (x) in the case of the Global Security, payments in respect of principal, premium, interest and Liquidated Damages, if any, shall be made by wire transfer of immediately available funds to the accounts specified by the holder of the Global Security and (y) in the case of Definitive Securities, payments in respect of principal, premium, interest and Liquidated Damages, if any, shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such account is specified. Payment of the principal of (and premium, if any) on this Security will be made upon presentation of this Security at the office and agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York.

          The Securities are subject to redemption upon not less than 30 nor more than 60 days' prior notice by mail, at any time on or after April 15, 2004 as a whole or from time to time in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), together with accrued interest and Liquidated Damages, if any, to the Redemption Date if redeemed during the 12-month period beginning on April 15 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest and Liquidated Damages, if any, due on an Interest Payment Date):

                  Year                      Redemption Price

                  2004 . . . . . . . . . . . . .        106.875%

                  2005 . . . . . . . . . . . . .        104.583%

                  2006 . . . . . . . . . . . . .        102.291%

                  2007 and thereafter. . . . . .        100.000%

          In addition, at any time or from time to time prior to April 15 , 2002, the Company may redeem up to an aggregate 35% of the original aggregate principal amount of the Securities within 75 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 113.75% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the date of redemption; provided that, immediately after giving effect to such redemption, Securities with an aggregate principal amount of at least $95,600,000 remain outstanding.

          The Securities do not have the benefit of any sinking fund obligations.

          The Company will be required to make a Special Offer to Purchase the Securities under certain conditions set forth in the Indenture.

          The Indenture provides that, subject to certain conditions, if (i) a Change of Control occurs or (ii) certain amounts of Excess Proceeds are available to the Company as a result of certain Asset Sales, the Company shall be required to make an Offer to Purchase Outstanding Securities, in whole or in part in integral multiples of $1,000.00, at a Purchase Price in cash equal to 101% of the principal amount of the Securities, in the case of a Change of Control, and 100% of the principal amount of the Securities so purchased, in the case of certain Asset Sales, together in each case with accrued and unpaid interest, if any, to the Purchase Date and Liquidated Damages, if any.

          In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof, at the Company's expense, upon the cancellation hereof.

          If an Event of Default occurs and is continuing, the principal of and accrued and unpaid interest on (and premium and Liquidated Damages, if any, on), of all the Securities may be declared.

          The Indenture contains provisions for defeasance at any time after the Escrow Merger Effective Date of (i) the entire indebtedness evidenced by this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee, as Registrar, in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed the Holder hereof or his attorney duly authorized in writing, and thereupon on or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in nominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover, or other governmental charge payable in connection therewith.

          Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security is overdue, and none of the Trustee, any Agent of the company shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.12, 10.15 or 11.11 of the Indenture, check the box:

                                                [_]

          If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 10.12, 10.15 or 11.11 of the Indenture, state the amount $___________ (in authorized denominations of $1,000 and any integral multiple thereof)

Dated: ____________      Your Signature:__________________
                             (Sign exactly as name appears on the
                             other side of this Security)

Signature Guarantee:___________________________________________________
                    (Signature must be guaranteed by an "eligible guarantor
                        institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (We) assign and transfer this Security to

__________________________________________________________

(Insert assignee's social security or taxpayer ID no.)

__________________________________________________________

__________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:_____________            Your Signature:_____________________
                                (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:______________________________________________
                    (Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY(2)


          The following exchanges of a part of this Global Security for Definitive Securities have been made:


                               Amount of        Principal
            Amount of          increase in      Amount of this
            decrease in        Principal        Global Security   Signature of
            Principal          Amount of this   following such    authorized
Date of     Amount of this     Global           decrease (or      signatory of
Exchange    Global Security    Security         increase)         Trustee
--------    ---------------    --------------   --------------    ------------







_________________
2  This should be included only if the Security is issued in global form.

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re: [Series A]13 3/4% Senior Notes due 2008 (the "Securities") of [ARCH ESCROW CORP.] [ARCH COMMUNICATIONS, INC.]

     This Certificate relates to $___________ principal amount of Securities held in *[_] book-entry or *[_] definitive form by __________________ (the "Transferor").

The Transferor, by written order, has requested the Trustee to exchange or register the transfer of a Security or Securities. In connection with such request and in respect of each such Security, Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Securities and the transfer of this Security does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such
Security:

[_]  is being acquired for the Transferor's own account, without transfer;

[_]  is being transferred pursuant to an effective registration statement;

[_] is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

[_] is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;

[_]  is being transferred pursuant to Rule 144 under the Securities Act; ** or

[_] is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:
     ______________________________________________________________
     _____________________________________________)**

                    _______________________________
                      [INSERT NAME OF TRANSFEROR]

                    By:____________________________

Date: ___________________
*    check applicable box
** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                   EXHIBIT C

                           FORM OF PURCHASER LETTER

                                                   [DATE]

IBJ WHITEHALL BANK & TRUST COMPANY
One State Street
New York, New York 10004

[ARCH ESCROW CORP.][ARCH COMMUNICATIONS, INC.]
1800 West Park Drive, Suite 250
Westborough, Massachusetts  01581

[NAME OF SELLER]

     Re: [ARCH ESCROW CORP.][ARCH COMMUNICATIONS, INC.] [Series A] 13 3/4% Senior Notes due 2008

     We are delivering this letter in connection with our proposed purchase of
$[   ] aggregate principal amount of [Series A] 13 3/4% Senior Notes due 2008
(the "Securities") of [ARCH ESCROW CORP.][ARCH COMMUNICATIONS, INC.] (the "Company").

     We hereby confirm that:

          1. We have received all information relating to the Securities as we deem necessary in order to make our investment decision.

          2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2) (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the laws of any state or other jurisdiction, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          3. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (the

"Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions of the Securities Act.

          4. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as described below. We agree, on our own behalf and on behalf of any account for which we are purchasing the Securities, and each subsequent holder of the Securities by its acceptance thereof will agree, not to offer, sell or otherwise transfer such Securities prior to the date which is two years (or such shorter period as may be promulgated by the Securities and Exchange Commission pursuant to Rule 144 under the Securities Act) after the later of the date of original issue of such Securities and the last date on which the Company or any affiliate of the Company was the owner of such Securities (the "Resale Restriction Termination Date"), except (1) to the Company, (2) pursuant to a registration statement which has been declared effective under the Securities Act, (3) to a person we reasonably believe is a "qualified institutional buyer" as defined in Rule 144A in a transaction meeting the requirements of Rule 144A, (4) pursuant to offers and sales to non-U.S. persons that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (5) to an institutional "accredited investor" (as defined above) that prior to such transfer, executes and delivers to the Company and the Trustee (as defined in the Indenture) a signed letter, executes and delivers to the Company and the Trustee (as defined in the Indenture) a signed letter, substantially identical to this letter, containing certain representations and agreements relating to the transfer of the Securities (the form of which letter can be obtained from the Trustee), and, if requested by the Company or the Trustee, an opinion of counsel, or (6) pursuant to any other available exemption from the registration requirements of the Securities Act (based upon an opinion of counsel reasonably acceptable to the Company if the Company so requests), subject in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with applicable securities laws of any state or other jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein. We understand that any Securities acquired by us (other than pursuant to Rule
144A) will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

          5. We understand that, on any proposed offer, sale or other transfer of any Securities prior to the resale Restriction Termination Date, we will be required to furnish to the Trustee and the Company such certifications, legal opinions, and other information as either of them may reasonably require to confirm that the proposed transaction complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend reflecting the substance of this and the preceding paragraph.

          We acknowledge that you, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to matters covered hereby. We agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                         ________________________________
                         (Name of Purchaser)

                         By:_____________________________
                              Name:
                              Title:
                              Address:

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
ARTICLE I  DEFINITIONS AND OTHER PROVISIONS OF
           GENERAL APPLICATION...............................  1
   SECTION 1.01    Definitions...............................  1
   SECTION 1.02    Compliance Certificates and Opinions...... 19
   SECTION 1.03    Form of Documents Delivered to
                   Trustee................................... 19
   SECTION 1.04    Acts of Holders; Record Dates............. 20
   SECTION 1.05    Notices, Etc., to Trustee and
                   Company................................... 21
   SECTION 1.06    Notice to Holders; Waiver................. 21
   SECTION 1.07    Conflict with Trust Indenture Act......... 22
   SECTION 1.08    Effect of Headings and Table of
                   Contents.................................. 22
   SECTION 1.09    Successors and Assigns.................... 22
   SECTION 1.10    Separability Clause....................... 22
   SECTION 1.11    Benefits of Indenture..................... 22
   SECTION 1.12    Governing Law; Jurisdiction............... 22
   SECTION 1.13    Legal Holidays............................ 23
   SECTION 1.14    No Personal Liability of Directors,
                   Officers, Employees, Incorporators and
                   Stockholders.............................. 23
ARTICLE II      SECURITY FORMS............................... 23
   SECTION 2.01    Form and Dating........................... 23
   SECTION 2.02    Registrar, Paying Agent and
                   Depositary................................ 24
   SECTION 2.03    CUSIP Numbers............................. 25
   SECTION 2.04    Transfer and Exchange..................... 25
   SECTION 2.05    Exchange of Series A Senior Securities
                   for Series B Senior Securities............ 29

   SECTION 2.06    Legends................................... 30

ARTICLE III     THE SECURITIES............................... 30
   SECTION 3.01    Title and Terms........................... 30
   SECTION 3.02    Denominations............................. 31
   SECTION 3.03    Execution, Authentication, Delivery
                   and Dating................................ 32
   SECTION 3.04    Temporary Securities...................... 32
   SECTION 3.05    Mutilated, Destroyed, Lost and
                   Stolen Securities......................... 33
   SECTION 3.06    Payment of Interest; Interest Rights
                   Preserved................................. 33
   SECTION 3.07    Persons Deemed Owners..................... 34
   SECTION 3.08    Cancellations............................. 35

   SECTION 3.09    Computation of Interest..............................  35

ARTICLE IV         SATISFACTION AND DISCHARGE...........................  35
   SECTION 4.01    Satisfaction and Discharge of
                   Indenture............................................  35
   SECTION 4.02    Application of Trust Money...........................  36

ARTICLE V          REMEDIES.............................................  36
   SECTION 5.01    Events of Default....................................  36
   SECTION 5.02    Acceleration of Maturity; Rescission
                   and Annulment........................................  39
   SECTION 5.03    Collection of Indebtedness and Suits
                   for Enforcement by Trustee...........................  39
   SECTION 5.04    Trustee May File Proofs of Claim.....................  40
   SECTION 5.05    Trustee May Enforce Claims Without
                   Possession of Securities.............................  40
   SECTION 5.06    Application of Money Collected.......................  41
   SECTION 5.07    Limitation on Suits..................................  41
   SECTION 5.08    Unconditional Right of Holders to
                   Receive Principal, Premium and Interest..............  42
   SECTION 5.09    Restoration of Rights and Remedies...................  42
   SECTION 5.10    Rights and Remedies Cumulative.......................  42
   SECTION 5.11    Delay or Omission Not Waiver.........................  43
   SECTION 5.12    Control by Holders...................................  43
   SECTION 5.13    Waiver of Past Defaults..............................  43
   SECTION 5.14    Undertaking for Costs................................  43
   SECTION 5.15    Waiver of Stay or Extension Laws.....................  44

ARTICLE VI         THE TRUSTEE..........................................  44
   SECTION 6.01    Certain Duties and Responsibilities..................  44
   SECTION 6.02    Notice of Defaults...................................  44
   SECTION 6.03    Certain Rights of Trustee............................  45
   SECTION 6.04    Not Responsible for Recitals or
                   Issuance of Securities...............................  46
   SECTION 6.05    May Hold Securities..................................  46
   SECTION 6.06    Money Held in Trust..................................  46
   SECTION 6.07    Compensation and Reimbursement.......................  46
   SECTION 6.08    Disqualification; Conflicting Interests..............  47
   SECTION 6.09    Corporate Trustee Required; Eligibility..............  47
   SECTION 6.10    Resignation and Removal; Appointment of Successor....  48
   SECTION 6.11    Acceptance of Appointment by Successor...............  49

        SECTION 6.12   Merger, Conversion, Consolidation or
                       Succession to Business.............................  49
        SECTION 6.13   Preferential Collection of Claims
                       Against Company....................................  49
        SECTION 6.14   Appointment of Co-Trustee..........................  50

ARTICLE VII            HOLDERS' LISTS AND REPORTS BY TRUSTEE..............  50
        SECTION 7.01   Company to Furnish Trustee Names and
                       Addresses of Holders...............................  50
        SECTION 7.02   Preservation of Information;.......................  51
                       Communications to Holders
        SECTION 7.03   Reports by Trustee.................................  51

ARTICLE VIII           CONSOLIDATION, MERGER,CONVEYANCE,
                       TRANSFER OR LEASE..................................  52
        SECTION 8.01   Company May Consolidate, Etc., Only
                       on Certain Terms...................................  52
        SECTION 8.02   Successor Substituted..............................  53

ARTICLE IX             SUPPLEMENTAL INDENTURES............................  53
        SECTION 9.01   Supplemental Indentures Without
                       Consent of Holders.................................  53
        SECTION 9.02   Supplemental Indentures with Consent
                       of Holders.........................................  54
        SECTION 9.03   Execution of Supplemental Indentures...............  55
        SECTION 9.04   Effect of Supplemental Indentures..................  55
        SECTION 9.05   Conformity with Trust Indenture Act................  55
        SECTION 9.06   Reference in Securities to
                       Supplemental Indentures............................  55

ARTICLE X              COVENANTS..........................................  56
        SECTION 10.01  Payment of Principal, Premium
                       and Interest.......................................  56
        SECTION 10.02  Maintenance of Office or Agency....................  56
        SECTION 10.03  Money for Security Payments to
                       be Held in Trust...................................  56
        SECTION 10.04  Existence..........................................  58
        SECTION 10.05  Maintenance of Properties..........................  58
        SECTION 10.06  Payment of Taxes and Other
                       Claims.............................................  58
        SECTION 10.07  Maintenance of Insurance...........................  58
        SECTION 10.08  Limitation on Debt.................................  59
        SECTION 10.09  Limitation on Restricted
                       Payments...........................................  60
        SECTION 10.10  Limitations on Dividends and
                       Other Payment Restrictions
                       Affecting Restricted Subsidiaries..................  65
        SECTION 10.11  Limitation on Transactions with
                       Affiliates and Related Persons.....................  65
        SECTION 10.12  Limitation on Certain Asset Sales..................  66
        SECTION 10.13  Limitation on Issuances and
                       Sales of Capital Stock
                of Restricted Subsidiaries................................... 67
  SECTION 10.14 Provision of Financial Statements............................ 67
  SECTION 10.15 Change of Control............................................ 68
  SECTION 10.16 Statement by Officers as to Default; Notice of Default....... 70
  SECTION 10.17 Limitation on Liens.......................................... 70
  SECTION 10.18 Designation of Unrestricted Subsidiaries..................... 72
  SECTION 10.19 Waiver of Certain Covenants.................................. 72
  SECTION 10.20 Payment for Consent.......................................... 73
  SECTION 10.21 Further Instruments and Acts................................. 73
  SECTION 10.22 Subsidiary Guarantees........................................ 73
  SECTION 10.23 Limitation on Other Business Activities...................... 73
  SECTION 10.24 Limitations on Certain Covenants............................. 73

ARTICLE XI REDEMPTION AND REPURCHASE OF  SECURITIES.......................... 74

  SECTION 11.01 Right of Redemption.......................................... 74
  SECTION 11.02 Applicability of Article..................................... 75
  SECTION 11.03 Election to Redeem; Notice to Trustee........................ 75
  SECTION 11.04 Selection by Trustee of Securities to Be Redeemed............ 75
  SECTION 11.05 Notice of Redemption......................................... 75
  SECTION 11.06 Deposit of Redemption Price.................................. 76
  SECTION 11.07 Securities Payable on Redemption Date........................ 76
  SECTION 11.08 Securities Redeemed in Part.................................. 77
  SECTION 11.09 Mandatory Redemption......................................... 77
  SECTION 11.10 Redemption Procedures........................................ 78
  SECTION 11.11 Special Offer to Purchase.................................... 78
  SECTION 11.12 Procedures for Special Offer to Purchase..................... 79

ARTICLE XII SECURITY......................................................... 79
  SECTION 12.01 Security..................................................... 79

ARTICLE XIII DEFEASANCE...................................................... 80
  SECTION 13.01 Company's Option to Effect Defeasance or Covenant
                Defeasance................................................... 80
  SECTION 13.02 Defeasance and Discharge..................................... 80
  SECTION 13.03 Covenant Defeasance.......................................... 81
  SECTION 13.04 Conditions to Defeasance or Covenant Defeasance.............. 81
  SECTION 13.05 Deposited Money and Government Securities to Be Held
                in Trust; Other Miscellaneous Provisions..................... 82
  SECTION 13.06 Reinstatement.................................................83

EXHIBITS

     Exhibit A - Form of Security
     Exhibit B - Transfer Form
     Exhibit C - Form of Purchaser Letter